Exhibit 4.3

INCORPORATED UNDER THE LAWS

OF THE STATE OF DELAWARE

C LIBERTY GLOBAL, INC.

SERIES C COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN

CANTON, MA, JERSEY CITY, NJ AND NEW YORK, NY

CUSIP 530555 30 9

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE SERIES C COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

LIBERTY GLOBAL, INC.

(hereinafter called the “Corporation”) transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CHIEF EXECUTIVE OFFICER

LIBERTY GLOBAL, INC.

CORPORATE SEAL

[ DELAWARE ]

SECRETARY

COUNTERSIGNED AND REGISTERED:

EQUISERVE TRUST COMPANY, N.A.

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE